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                                                                    EXHIBIT 99.2

                            CONSENT OF STEPHENS INC.

    We hereby consent to the use of our opinion letter dated May 31, 2001 to the Board of Directors of MessageMedia, Inc. included as Appendix C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of MessageMedia, Inc. with and into DoubleClick Inc. and to the references to such opinion in such Proxy Statement/Prospectus in the President and Chief Executive Officer's letter to the stockholders, and under the captions 'Summary of the Proxy Statement/Prospectus -- Opinion of MessageMedia's Financial Advisor,' and 'The Merger.' In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          STEPHENS INC.

                                          /s/ RICK MASSEY
                                           .....................................
                                          By:  Rick Massey
                                          Title: Managing Director

June 26, 2001
Little Rock, Arkansas